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                                                                   EXHIBIT 23.03


                          INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, DC

We consent to the use in this registration statement relating to 710,000 shares of common stock of eUniverse, Inc. on Form S-1A of our report on Motor Cycle Centers of America, Inc. dated June 3, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Cordovano and Harvey, P.C.
Denver, Colorado
April 6, 2000